Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, NM 87102-3289

EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2018, for Public Service Company of New Mexico (“Company”), as filed with the Securities and Exchange Commission on July 31, 2018 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 31, 2018	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer
Public Service Company of New Mexico

		By:	/s/ Charles N. Eldred
Charles N. Eldred
Executive Vice President and
Chief Financial Officer